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                                                                    Exhibit 99.3

         JUPITER MEDIA METRIX FILES PRELIMINARY PROXY STATEMENT RELATED TO ASSET SALE AND LIQUIDATION OF COMPANY

         INVESTORS

         NEW YORK, June 26, 2002 /PRNewswire/ -- Jupiter Media Metrix Inc. (Nasdaq:JMXI) today announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission related to its previously announced sale of the assets of its Jupiter Research and Events businesses as well as a proposed plan, approved by the company's board of directors on June 25, 2002, to liquidate and dissolve the company. As a Delaware corporation, Jupiter Media Metrix must obtain stockholder approval for the asset sale and the plan of dissolution and liquidation. The date of the stockholder meeting will be announced following the filing of the definitive proxy statement with the SEC.

         Pursuant to Delaware law, Jupiter Media Metrix will remain in existence as a non-operating entity for three years following the date that the company files a certificate of dissolution in Delaware. The company will work expeditiously to complete the sale of the Jupiter Research and Events businesses and any remaining assets, satisfy outstanding obligations, and maximize any distributions to its stockholders. Currently, the company is unable to predict the precise nature, amount, or timing of any distribution.

         Jupiter Media Metrix will also seek stockholder approval to change its corporate name to JMXI, Inc., as required under the previously announced agreements for the sales of its Media Metrix audience measurement business and Jupiter Research and Events businesses.

         "In February, we announced our plan to explore options that would improve our financial position and ensure that Jupiter Media Metrix' valuable brands and products remained in the marketplace," said Robert Becker, chief executive officer of Jupiter Media Metrix. "We are pleased with the progress we have made in that regard and now believe that the dissolution of the company is in the best interest of our stockholders."

         As part of a management transition plan, the company also announced that Jean Robinson would resign as Jupiter Media Metrix' chief financial officer, effective June 28, 2002.

         Caution Required by Certain SEC Rules

         This press release contains statements of a forward-looking nature relating to future events or future financial results of Jupiter Media Metrix. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors, which could cause actual events or results to differ materially from such forward-looking statements, including the matters set forth in Jupiter Media Metrix reports and documents filed from time to time with the Securities and Exchange Commission.

         In connection with the sale of assets and plan of liquidation and dissolution, Jupiter Media Metrix has filed with the SEC a preliminary proxy statement relating to the special meeting


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         at which its stockholders will vote on these plans. Investors and security holders are urged to read this document as it contains important information about the sale of assets and plan of liquidation and dissolution. Investors and security holders may obtain copies of the document free of charge from the SEC's website at www.sec.gov, as well as from the company by directing a request to investor@jmm.com.

         Jupiter Media Metrix and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Jupiter Media Metrix stockholders with respect to the sale of assets and plan of liquidation and dissolution. Information regarding such individuals is included in Jupiter Media Metrix' Amendment No. 1 to its Annual Report on Form 10-K for the year ended Dec. 31, 2001, dated April 30, 2002, available free of charge from the SEC and Jupiter Media Metrix as indicated above.

                     Contact:
                     Susan Hickey
                     Jupiter  Media  Metrix
                     917-534-6479
                     shickey@jmm.com